Cypress Energy Partners, L.P. - 10-K

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-204786) of Cypress Energy Partners, L.P., and

(2) Registration Statement (Form S-8 No. 333-193445) pertaining to the 2013 Long Term Incentive Plan of Cypress Energy Partners, L.P.;

of our report dated March 15, 2017, with respect to the consolidated financial statements of Cypress Energy Partners, L.P. included in this Annual Report (Form 10-K) of Cypress Energy Partners L.P. for the year ended December 31, 2016.

/s/ Ernst & Young LLP

Tulsa, Oklahoma

March 15, 2017